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                                                                    Exhibit 23.5
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration on Form S-3 of Renaissance Worldwide, Inc. of our report, dated March 12, 1998, on Neoglyphics Media Corporation as of December 31, 1997 and for the year then ended, which appears on page 18 of Form 8-K of Renaissance Worldwide, Inc. dated November 5, 1998. We also consent to the reference to us under the heading "Experts" and in such Registration Statement on Form S-3.


 Katch, Tyson & Company
 November 5, 1998